Exhibit 2.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated November 3, 1998 relating to the financial statements of Omega Metals, Inc. appearing in the amended SB-2 File No. 333-68791.


/s/Rachlin Cohen & Holtz LLP

Rachlin Cohen & Holtz LLP
Fort Lauderdale, Florida
March 30, 1999